UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 19, 2010

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, our Board of Directors approved an amendment and restatement of the El Paso Corporation 2005 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), subject to stockholder approval, to (i) increase the number of shares of common stock available for issuance by 7.0 million shares, (ii) correspondingly increase the number of “full value” awards (i.e., awards other than stock options and stock appreciation rights) available for grant under the Omnibus Plan by 7.0 million, and (iii) incorporate previously adopted amendments.  The amended and restated Omnibus Plan was submitted for stockholder approval at our 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”).

On May 19, 2010, at the 2010 Annual Meeting, our stockholders approved the amended and restated Omnibus Plan.  A description of the amended and restated Omnibus Plan and additional information regarding the plan was included in our proxy statement relating to the 2010 Annual Meeting filed with the Securities and Exchange Commission on March 30, 2010.  A copy of the amended and restated Omnibus Plan is included as Exhibit 10.A to this Form 8-K and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of El Paso Corporation was held on May 19, 2010.  A total of 584,624,052 shares of the corporation’s common stock entitled to vote were present or represented by proxy at the meeting constituting a quorum for the transaction of business.  At the meeting, the following proposals were presented for a stockholders’ vote: (i) the election of twelve directors; (ii) the approval of the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated; and (iii) the ratification of the appointment of Ernst & Young LLP as El Paso’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Proposal 1

     Each of the twelve directors nominated by El Paso was elected with the following voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Juan Carlos Braniff	486,981,359	8,036,734	606,697	88,999,262
David W. Crane	483,405,272	11,622,961	596,557	88,999,262
Douglas L. Foshee	473,920,892	20,882,130	821,768	88,999,262
Robert W. Goldman	485,278,563	9,745,016	601,211	88,999,262
Anthony W. Hall Jr.	489,856,050	5,149,590	619,150	88,999,262
Thomas R. Hix	490,132,975	4,880,138	611,677	88,999,262
Ferrell P. McClean	482,801,907	12,213,113	609,770	88,999,262
Timothy J. Probert	454,943,100	40,054,430	627,260	88,999,262
Steven J. Shapiro	482,849,109	12,180,893	594,788	88,999,262
J. Michael Talbert	490,122,005	4,906,248	596,537	88,999,262
Robert F. Vagt	482,664,082	12,345,518	615,190	88,999,262
John L. Whitmire	482,615,119	12,299,729	709,942	88,999,262

Proposal 2

     The proposal to approve the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated, to increase the number of shares available for issuance by 7.0 million was approved with the following voting results:

For	Against	Abstain	Broker Non-Votes
460,952,233	33,984,954	687,603	88,999,262

Proposal 3

     The proposal to ratify the appointment of Ernst & Young LLP as El Paso’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified with the following voting results:

For	Against	Abstain	Broker Non-Votes
581,913,407	2,016,962	693,683	−

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.A	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated effective May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: May 20, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.A	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated effective May 19, 2010.